EXHIBIT 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated the 11th day January, 2016 to the Employment Agreement, dated March 3, 2014 and as amended on January 12, 2015 and July 23, 2015 (the “Agreement”) by and between Heat Biologics, Inc. (the “Corporation”) and Taylor Schreiber, M.D., Ph.D. (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, Employee was retained under the Agreement by the Corporation to serve as its Chief Scientific Officer; and

WHEREAS, the Corporation and Executive desire to amend the Agreement.

NOW THEREFORE, for the mutual promises contained herein and for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.

Amendment. Section 3(a)(ii) of the Agreement is hereby deleted and replaced with the following:

(ii)

BONUS.  Executive shall be eligible for an annual cash bonus equal to approximately thirty five percent (35%) of his Base Salary (“Annual Bonus”) in addition to a discretionary equity bonus, with the actual amount of any such bonus increased or decreased in the sole and absolute discretion of both the Compensation Committee and the Board of Directors of the Corporation.

       2.    Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

       3.    No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

       4.    Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

       5.    Governing Law. This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable. State of North Carolina without regard to its choice or conflict of law principles and the parties agree to North Carolina as the exclusive venue for any disputes arising hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	President and Chief Executive Officer

/s/ Taylor Schreiber, M.D., Ph.D.
Taylor Schreiber, M.D., Ph.D.